UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   November 19, 2007

NGAS Resources, Inc.
(Exact name of registrant as specified in its charter)

Province of British Columbia (State or other jurisdiction of incorporation or organization)	0-12185 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

120 Prosperous Place, Suite 201 Lexington, Kentucky (Address of principal executive offices)	40509-1844 (Zip Code)
Registrant’s telephone number, including area code:   (859) 263-3948

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2[b]]
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4[c])

Item 1.01   Entry into a Material Definitive Agreement
     On November 19, 2007, NGAS Resources, Inc. (the “Company”), entered into an underwriting agreement with BMO Capital Markets Corp., as sole lead manager, for the offering of 4.2 million shares of the Company’s common stock to certain qualified investors for gross proceeds of $25.2 million. The shares will be issued under the Company’s existing shelf registration statement on Form S-3, as amended. The offering is described in a press release included as an exhibit to this report and incorporated herein by reference.
Item 9.01.   Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
Number	Exhibit

1.1	Underwriting Agreement dated November 19, 2007 among NGAS Resources, Inc. and BMO Capital Markets Corp., as representative of the several underwriters named therein.

5.1	Legality opinion of Stahl & Zelmanovitz.

23.1	Consent of Stahl & Zelmanovitz. (included in Exhibit 5.1).

99.1	Press Release.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGAS RESOURCES, INC.
Date: November 19, 2007	By:	/s/ William S. Daugherty
William S. Daugherty
Chief Executive Officer (Duly Authorized Officer) (Principal Executive Officer)

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